UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

PREMIER BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54563	27-2635666
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5017 River Lakes Parkway Whitefish, Montana 59937-7803 (Address of principal executive offices) (zip code)

(312) 718-9393 (Registrant’s telephone number, including area code)

_____________________________________________ (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01/OTHER ITEMS: EXPLANATORY NOTE

Premier Biomedical, Inc. is filing this Form 8-K to reflect it has been adversely impacted by COVID-19 (and continues to be so effected) and is concurrently filing a Form NT (“not timely) per applicable rules that permit the Form 10-Q for the period ended March 31 an additional 5 business days (to July 6). This Form 8-K also supplements registrant’s disclosures re invoking the SEC relief outlined below in its Amended Annual Report on Form 10-K for the year ended December 31, 2019 (which was originally filed with the Securities and Exchange Commission on May 15, 2020). We are filing this Amendment to provide specific disclosure regarding our reliance on Release No. 34-88465 (the “COVID-19 Release”) and the impact of COVID-19 on registrant.

Except as set forth herein, no other changes are made to the Form 10-K. The Form 10-K continues to speak as of May 14, 2020. Registrant’s inability to file its Annual Report on Form 10-K for the year ended December 31, 2019 in a timely manner was due to circumstances related to the COVID-19 global pandemic. Registrant’s inability to file on 10-Q for the quarter ended March 31, 2020 in a timely manner is also due to circumstances related to the COVID-19 global pandemic.

More specifically, our key personnel have been distracted by other priorities associated with workplace closures, travel restrictions, school closures as well as stay at home orders. Our work efficiencies have been negatively impacted.

We relied on the SEC’s COVID-19 Release and associated order dated March 25, 2020 (which Release supersedes the SEC’s order dated March 4, 2020--Release No. 34-88318) to extend the due date for the filing of our Form 10-K until 45 days after the original due date. We relied on the same SEC order dated March 25, 2020 to extend the due date for the filing of our Form 10-Q until 45 days after the original due date (to June 29, 2020) and, as permitted under the Release and applicable SEC rules, to extend the 10-Q filing date for an additional 5 business days (to July 6, 2020).

In light of the current COVID-19 pandemic, registrant will be including an appropriate Risk Factor in its FY 2020 10-K (due March 31, 2021), the following disclosure will be our starting point (and as updated) to reflect subsequent events impacting the Company:

We are unable to predict the full impact of COVID-19 on our company.

The SEC issued guidance March 25, 2020 that requires companies subject to its jurisdiction to evaluate the impact of COVID-19 on the business and market of Premier Biomedical, Inc. (hereafter “registrant” or “we”). Following the Release’s issuance, registrant has reviewed the Division of Corporation Finance’s Regulation CF Disclosure Guidance: Topic No. 9 as to COVID-19. Preliminarily, registrant has concluded that, because of the nature of the business, it does not believe the pandemic (on the facts and circumstances as understood, currently and prospectively) is not expected to have a material and/or adverse effect on our business activities. Of course, like all “forward looking statements,” the extent to which COVID-19 impacts our operations are not fully knowable and are dependent upon future developments that may be outside of our control.

Of course, assessing the evolving effects of COVID-19 and related risks requires a “facts and circumstances” analysis. Disclosure about these risks and effects, including how registrant’s management is responding to them, is specific to registrant’s specific situation. As Premier Biomedical, Inc. assesses COVID-19-related effects and considers those implications, we will update our disclosures with respect to our present and future operations.

Our objective to have a continuing assessment of the impact of COVID-19 is facts and circumstances driven. Consequently, registrant will continue to monitor the rapidly evolving situation, seeking out guidance from authorities, including federal state and public health authorities (and may take additional actions based on their recommendations). In these dynamic circumstances, there may be developments outside our control requiring us to adjust our operating plan.

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Premier Biomedical, Inc.

Dated: June 29, 2020	By:	/s/ David Caplan
	Its:	David Caplan
President

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